Exhibit 99.1

Indenture Trustee Report
for
Principal Life Income Fundings Trust 2004-2 (the “Trust”)

Payment Date
January 18, 2005
CUSIP Number 74254PAC6

(i)	the amount received by the Indenture Trustee as of the last statement in respect of the principal, interest and premium, if any, on Funding Agreement No. 7-06118 (the “Funding Agreement”) issued by Principal Life Insurance Company (“Principal Life”) or the Guarantee issued by Principal Financial Group, Inc. which fully and unconditionally guarantees the payment obligations of Principal Life under the Funding Agreement.

Interest: $6,581.25
Principal: -0-
Premium, if any: -0-

(ii)	the amounts of compensation received by the Indenture Trustee during the period relating to such Payment Date.

Paid by the Trust: -0-
Paid by Principal Life:	$6,750.00 in program fees was paid to the
Indenture Trustee on November 15, 2004.

(iii)	the amount of payment on such Payment Date to holders allocable to principal of and premium, if any, and interest on the notes of the Trust and the amount of aggregate unpaid interest accrued on such notes as of such Payment Date.

Interest: $6,581.25
Principal: -0-
Unpaid Interest Accrued: -0-

(iv)	the aggregate stated principal amount of the Funding Agreement, the current interest rate or rates thereon at the close of business on such Payment Date, and the current rating assigned to the Funding Agreement.

Principal Amount: $585,000.00
Interest Rate: 4.50%
Ratings:
          Moody’s Investor Service: Aa2
          Standard & Poors’ Rating Service: AA

(v)	the aggregate principal balance of the notes at the close of business on such Payment Date and the current rating assigned to the notes.

Initial Principal Amount: $585,000.00
Reduction: -0-
Principal Amount on the Payment Date: $585,000.00
Ratings:
          Moody’s Investor Service: Aa2
          Standard & Poors’ Rating Service: AA

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